Exhibit 10.1

COMMITMENT INCREASE AGREEMENT

December 17, 2021

JPMorgan Chase Bank, N.A., as Administrative Agent

500 Stanton Christiana Road

NCC 5, Floor 1

Newark, DE 19713-2107

Attention: Loan & Agency Services Group

Ladies and Gentlemen:

We refer to the Senior Secured Revolving Credit Agreement dated as of February 11, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among Golub Capital BDC, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders. You have advised us that the Borrower has requested in a letter dated December 17, 2021 (the “Increase Request”) from the Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased on the terms and subject to the conditions set forth herein.

A. Commitment Increase. Pursuant to Section 2.07(e) of the Credit Agreement, each of Comerica Bank (“Comerica”) and Capital One, National Association (“Capital One” and together with Comerica, the “Assuming Lenders”), hereby agrees to make Commitments in the amount set forth opposite the name of such Assuming Lender, as applicable, listed in Schedule I hereto pursuant to the instruction of the Administrative Agent, such Commitments to be effective as of the Increase Date (as defined in the Increase Request); provided that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower, dated the Increase Date, in substantially the form of Exhibit I hereto. Pursuant to Section 2.07(e)(i)(C) of the Credit Agreement, the Administrative Agent and the Issuing Bank hereby consent to the Assuming Lenders making the Commitments in the amount specified in the Increase Request and in Schedule I hereto.

B. Confirmation of Assuming Lenders. Each Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (iii) acknowledges and agrees that, from and after the Increase Date, the Commitments set forth opposite the name of such Assuming Lender listed in Schedule I hereto shall be included in its Commitment and its Commitments and be governed for all purposes by the Credit Agreement and the other Loan Documents.

C. Counterparts. This Commitment Increase Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Commitment Increase Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Commitment Increase Agreement.

D. Governing Law. This Commitment Increase Agreement shall be construed in accordance with and governed by the law of the State of New York.

Very truly yours,

ASSUMING LENDER

COMERICA BANK

By:	/s/ Robert Wilson
Name: Robert Wilson
Title: Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Alex Dennis
Name: Alex Dennis
Title: Director

Accepted and agreed:

GOLUB CAPITAL BDC, INC.

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank

By:	/s/ Matthew D. Griffith
Name: Matthew D. Griffith
Title: Managing Director

SCHEDULE I

Assuming Lender	Multicurrency Commitment
Comerica Bank	$50,000,000
Capital One, National Association	$100,000,000